FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 31, 2006, among STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the “Corporation”), STARWOOD HOTELS & RESORTS, a Maryland real estate investment trust (“Starwood REIT”), each additional DOLLAR REVOLVING LOAN BORROWER from time to time party to the Credit Agreement as referred to below, each additional ALTERNATE CURRENCY REVOLVING LOAN BORROWER from time to time party to the Credit Agreement as referred to below, the LENDERS from time to time party to the Credit Agreement (the “Lenders”) and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent, JPMORGAN CHASE BANK, N.A. and SOCIETE GENERALE, as Syndication Agents, BANK OF AMERICA, N.A. and CALYON NEW YORK BRANCH, as Documentation Agents, and DEUTSCHE BANK SECURITIES INC., J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC, as Lead Arrangers and Book Running Managers, are parties to that certain Credit Agreement, dated as of February 10, 2006 (the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Amendment, the Lenders and the Borrowers wish to (x) amend certain provisions of the Credit Agreement and (y) enter into certain agreements with respect to the Credit Agreement, in each case as herein provided.

NOW, THEREFORE, it is agreed:
PART I.	Acknowledgments and Agreements.

SECTION 1. Each Designated Incremental RL Lender (as defined below), each other Lender and each Borrower hereby acknowledges that, as of the First Amendment Effective Date (as defined below), (i) each Designated Incremental RL Lender has provided an Incremental Revolving Loan Commitment as contemplated by Section 1.19 of the Credit Agreement which constitutes a Designated Incremental RL Commitment (as defined below) and (ii) the Total Designated Incremental RL Commitment (as defined below) equals $300,000,000.

SECTION 2. Notwithstanding anything to the contrary contained in Section 3.02 of the Credit Agreement, the Corporation shall not have the right to terminate or reduce the Total Unutilized Revolving Loan Commitment pursuant to Section 3.02 until the occurrence of the Designated Incremental RL Commitment Termination Date (as defined below).

PART II. Amendments.

SECTION 1. Section 3.03 is hereby amended by (i) deleting clause (b) of said Section in its entirety and (ii) inserting the following new clauses (b), (c) and (d) in lieu thereof:

“(b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Designated Incremental RL Commitment (and the Designated Incremental RL Commitment of each Designated Incremental RL Lender) shall terminate in its entirety on the earlier to occur of (x) the 90th day after the First Amendment Effective Date and (y) the third Business Day following the date on which the Corporation shall have given written notice to the Administrative Agent at the Notice Office of its intention to cause a termination of the Total Designated Incremental RL Commitment pursuant to this Section 3.03(b) (such earlier date, the “Designated Incremental RL Commitment Termination Date”). The termination of the Total Designated Incremental RL Commitment and the Designated Incremental RL Commitment of each Designated Incremental RL Lender pursuant to this Section 3.03(b) shall result in a reduction to the Total Revolving Loan Commitment or the Revolving Loan Commitment of the relevant Designated Incremental RL Lender, as the case may be, in an amount equal to the Total Designated Incremental RL Commitment or the Designated Incremental RL Commitment of such Designated Incremental RL Lender, as the case may be, so terminated (as the same were in effect immediately prior to such termination).

(c) The reduction of the Total Revolving Loan Commitment pursuant to Section 3.03(a) shall be applied proportionately to reduce the Revolving Loan Commitment of each RL Lender.

(d) In connection with the mandatory commitment reduction required pursuant to Section 3.03(b), each of the Borrowers hereby agrees that, if requested by the Administrative Agent, the relevant Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Dollar Revolving Loans and incur additional Dollar Revolving Loans from certain other RL Lenders and/or (y) take such other actions as may be required by the Administrative Agent (including by requiring new Dollar Revolving Loans to be incurred and added to then outstanding Borrowings of the respective such Loans, even though as a result thereof such new Loans (to the extent required to be maintained as Euro Rate Loans) may have a shorter Interest Period than the then outstanding Borrowings of the respective such Loans), in each case to the extent necessary so that all of the RL Lenders effectively participate in each outstanding Borrowing of Dollar Revolving Loans pro rata on the basis of their Dollar Percentages (determined after giving effect to the decrease in the Revolving Loan Commitment of any RL Lender pursuant to Section 3.03(b)); provided that (i) the Corporation shall pay to the respective RL Lenders any costs of the type referred to in Section 1.12 in connection with any repayment and/or Borrowing required pursuant to this Section 3.03(d) and (ii) to the extent Dollar Revolving Loans are to be so incurred or added to the then outstanding Borrowings of the respective such Loans which are maintained as Euro Rate Loans, the RL Lenders that have made such Loans shall be entitled to receive from the respective Borrowers such amounts, as reasonably determined by the respective RL Lenders, to compensate them for funding the various Revolving Loans during an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon rates then applicable thereto). All determinations by any RL Lender pursuant to the immediately preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.”

SECTION 2. Section 11.01 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

“Commitments” shall mean, with respect to any RL Lender, at any time, the Revolving Loan Commitment of such Lender at such time and, unless the context otherwise requires, any related Sub-Commitment and/or Designated Incremental RL Commitment of such Lender at such time.

“Designated Incremental RL Lender” shall mean each financial institution party to the Incremental Revolving Loan Commitment Agreement entered into on the First Amendment Effective Date and listed on Schedule I-A (as amended by the First Amendment), as well as any Person which becomes a “Lender” hereunder pursuant to Section 1.14 or 13.04(b).

“Designated Incremental RL Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I-A (as amended by the First Amendment) directly below the column entitled “Designated Incremental RL Commitment,” as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 and (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b).

“Designated Incremental RL Commitment Termination Date” shall have the meaning provided in Section 3.03(b).

“First Amendment” shall mean the First Amendment to Credit Agreement, dated as of March 31, 2006.

“First Amendment Effective Date” shall have the meaning provided in the First Amendment.

“Total Designated Incremental RL Commitment” shall mean, at any time, the sum of the Designated Incremental RL Commitments of each of the Designated Incremental RL Lenders at such time

SECTION 3. Section 11.01 of the Credit Agreement is hereby further amended by deleting the amount “$25,000,000” appearing in the definition of “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” and inserting the amount “$50,000,000” in lieu thereof.

SECTION 4. Section 13.15 of the Credit Agreement is hereby amended by deleting the third and fourth sentences of said Section and replacing them with the following:

“With respect to any Lender, the transfer of the Commitments (and any related Designated Incremental RL Commitment) of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments (and any related Designated Incremental RL Commitment) shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments (and any related Designated Incremental RL Commitment) and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments (and any related Designated Incremental RL Commitment) and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments (and any related Designated Incremental RL Commitment) and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b).” .

SECTION 5. Schedule I-A to the Credit Agreement is hereby amended by deleting the same in its entirety and inserting new Schedule I-A in the form of Schedule I-A attached hereto.

SECTION 6. Exhibit K to the Credit Agreement is hereby amended by deleting the same in its entirety and inserting in lieu thereof Exhibit K hereto.

PART III. Miscellaneous Provisions.

A. Each Guarantor, by its signature below, hereby confirms that its Guaranty shall remain in full force and effect and its Guaranty covers the obligations of each of the relevant Borrowers under the Credit Agreement (including, without limitation, any Revolving Loans made available pursuant to Designated Incremental RL Commitments), as modified and amended by this Amendment.

B. In order to induce the Lenders to enter into this Amendment, the Corporation represents and warrants to the Lenders that, on the First Amendment Effective Date, before, as of and after giving effect to the execution, delivery and performance by the Corporation of this Amendment and the transactions contemplated hereby, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the First Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date).

C. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

D. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Corporation and the Administrative Agent.

E. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

F. This Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the following conditions have been satisfied:

1. The Borrowers, each Guarantor, each Designated Incremental RL Lender and the Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent (or its designee).

2. The Corporation, the Administrative Agent and each Designated Incremental RL Lender shall have delivered an Incremental Revolving Loan Commitment in accordance with Section 1.19(b) of the Credit Agreement with respect to the Designated Incremental RL Commitments, and each of the Incremental Revolving Loan Commitment Requirements required to be satisfied in connection therewith shall have been satisfied (including, without limitation, the delivery of any certificates required pursuant to the definition thereof and the legal opinions required in accordance with Section 1.19(b) of the Credit Agreement).

3. The Corporation shall have paid all amounts, if any, required to be paid pursuant to Section 1.19(c)(ii).

The Administrative Agent shall promptly deliver notice to the Corporation of the occurrence of the First Amendment Effective Date.

G. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Amendment shall constitute a Credit Document for all purposes under the Credit Agreement and the other Credit Documents.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC., as a Borrower and Guarantor By:
Name:
Title:

STARWOOD HOTELS & RESORTS, as a Borrower By:
Name:
Title:

STARWOOD CANADA CORP., as an Alternate Currency Revolving Loan Borrower By:
Name:
Title:

SHERATON HOTELS (U.K.) PLC, as an Alternate Currency Revolving Loan Borrower By:
Name:
Title:

SHERATON HOLDING CORPORATION, as a Guarantor By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, Individually and as Administrative Agent By:
Name:
Title:
By:
Name:
Title: